POWER OF ATTORNEY

     The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statements under federal and state securities laws and such Post-Effective Amendments to such Registration Statements of the hereinafter described entities as such attorney-in-fact, or either of them, may deem appropriate:

     INVESCO Bond Funds, Inc.
     INVESCO Combination Stock & Bond Funds, Inc.
     INVESCO International Funds, Inc.
     INVESCO Money Market Funds, Inc.
     INVESCO Sector Funds, Inc.
     INVESCO Stock Funds, Inc.
     INVESCO Treasurer's Series Funds, Inc.
     INVESCO Variable Investment Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 22 day of February, 2000.

                               /s/ James T. Bunch
                               ------------------
                               James T. Bunch

STATE OF COLORADO            )
                             )
COUNTY OF                    )

     SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by James T. Bunch, as a director of each of the above-described entities, this 22 day of February, 2000.

                             /s/ Marcia Jean Rynaoli
                             -----------------------
                             Notary Public

My Commission Expires: January 30, 2001